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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of West Pointe Bancorp, Inc. and subsidiary on Form S-8 (File No. 333-49990) and on Form S-3 (File No. 333-68800) of our report dated January 16, 2003, which report is incorporated by reference in the Annual Report on Form 10-K of West Pointe Bancorp, Inc. for the year ended December 31, 2002.


                                           /s/ Rubin, Brown, Gornstein & Co. LLP
                                           -------------------------------------
                                           RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
March 26, 2003